QuickLinks -- Click here to rapidly navigate through this document

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

META GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	06-0971675
(State or other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

208 Harbor Drive
Stamford, Connecticut 06912-0061
(203) 973-6700
(Address, Including Zip Code, and Telephone Number, Including
Area Code, of Registrant's Principal Executive Offices)

Second Amended and Restated 1995 Stock Plan
Amended and Restated 1995 Non-Employee Director Stock Option Plan
Second Amended and Restated 1995 Employee Stock Purchase Plan
(Full Title of the Plans)

Alfred J. Amoroso
Chief Executive Officer and President
META GROUP, INC.
208 Harbor Drive
Stamford, Connecticut 06912-0061
(203) 973-6700
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

MARK J. MACENKA, ESQ.
TESTA, HURWITZ & THIBEAULT, LLP
125 High Street
Boston, Massachusetts 02110
(617) 248-7000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(4)

Second Amended and Restated 1995 Stock Plan	229,191	$2.10(2)	$481,301	$44.28
common stock (par value $.01 per share)	18,300	$2.40(2)	$43,920	$4.04
	1,627,509	$2.22(3)	$3,613,070	$332.40

Total:	1,875,000		$4,138,291	$380.72

Amended and Restated 1995 Non-Employee Director Stock Option Plan	45,000	$2.23(2)	$100,350	$9.23
common stock (par value $.01 per share)	80,000	$2.22(3)	$177,600	$16.34

Total:	125,000		$277,950	$25.57

Second Amended and Restated 1995 Employee Stock Purchase Plan
common stock (par value $.01 per share)	375,000	$2.22(3)	$832,500	$76.59

GRAND TOTAL:	2,375,000		$5,248,741	$482.88

(1)
This registration statement shall also cover any additional shares of the Registrant's common stock, par value $.01 per share, that become issuable under the Second Amended and Restated 1995 Stock Plan, the Amended and Restated 1995 Non-Employee Director Stock Option Plan, and the Second Amended and Restated 1995 Employee Stock Purchase Plan described herein by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the Registrant's receipt of consideration that result in an increase in the number of the Registrant's outstanding shares of common stock, par value $.01 per share.
(2)
Such shares are issuable upon exercise of outstanding options with fixed exercise prices. Pursuant to Rule 457(h), the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised. The offering price per share set forth for such shares is the exercise price per share at which such options are exercisable.
(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended. Pursuant to Rule 457(c) under the Securities Act of 1933, as amended, the registration fee has been calculated based upon the average of the high and low prices per share of the common stock, $.01 par value per share, of META Group, Inc. on the Nasdaq National Market on December 17, 2002.
(4)
Calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended.

        This Registration Statement registers additional securities of the same class as other securities for which registration statements filed on Form S-8, SEC File Nos. 33-80539, 333-1854 and 333-68323, of the Registrant are effective. Pursuant to General Instruction E, the Registrant incorporates the information contained in the Registrant's Registration Statements on Form S-8 (SEC File Nos. 33-80539, 333-1854 and 333-68323).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

        The following documents filed by the Registrant with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated in this Registration Statement by Reference as of their respective dates:

  (a)
  The Registrant's Annual Report on Form 10-K for the year ended December 31, 2001 filed pursuant to the Exchange Act which contains audited financial statements for the fiscal year ended December 31, 2001 (File No. 0-27280)

  (b)
  The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2002, June 30, 2002 and September 30, 2002 (File No. 0-27280)

  (c)
  The Registrant's Current Report on Form 8-K, dated February 6, 2002 and filed on February 12, 2002 (File No. 0-27280), the Registrant's Current Report on Form 8-K dated February 21, 2002 and filed on February 28, 2002 (File No. 0-27280), the Registrant's Current Report on Form 8-K dated April 1, 2002 and filed on April 2, 2002 (File No. 0-27280) and the Registrant's Current Report on Form 8-K dated September 17, 2002 and filed on September 19, 2002 (File No. 0-27280).

  (d)
  The section entitled "Description of Registrant's Securities to be Registered" contained in the Registrant's Registration Statement on Form 8-A (File No. 0-27280) filed pursuant to Section 12(g) of the Exchange Act on November 24, 1995 and incorporating by reference the information contained in the Registrant's Registration Statement on Form S-1, as amended (File No. 33-97848).

        All documents subsequently filed with the Securities and Exchange Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 8.    Exhibits

Exhibit No.	Description of Exhibit
4.1	Second Amended and Restated 1995 Stock Plan (1)
4.2	Amended and Restated 1995 Non-Employee Director Stock Option Plan (2)
4.3	Second Amended and Restated 1995 Employee Stock Purchase Plan (2)
5.1	Opinion of Testa, Hurwitz & Thibeault, LLP (filed herewith)
23.1	Consent of Testa, Hurwitz & Thibeault, LLP (contained in exhibit 5.1)
23.2	Consent of Deloitte & Touche LLP (filed herewith)

2

24.1	Power of Attorney (included as part of the signature page to this Registration Statement)

(1)
Incorporated by reference to the exhibits to the Company's Tender Offer Statement on Schedule TO filed on September 19, 2001 (File No. 005-46191).

(2)
Incorporated by reference to the exhibits to the Company's Annual Report on Form 10-K filed on April 1, 2002 (File No. 0-27280).

3

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant, META Group, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on this 20th day of December, 2002.

META GROUP, INC.
By:	/s/ JOHN A. PIONTKOWSKI John A. Piontkowski Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary

POWER OF ATTORNEY

        We, the undersigned officers and directors of META Group, Inc., hereby severally constitute and appoint Alfred J. Amoroso and John A. Piontkowski, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all things in our names and on our behalf in our capacities as officers and directors to enable META Group, Inc., to comply with the provisions of the Securities Act of 1933, as amended, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title(s)	Date

/s/ ALFRED J. AMOROSO Alfred J. Amoroso	Vice Chairman, Chief Executive Officer and President (Principal Executive Officer)	December 20, 2002
/s/ JOHN A. PIONTKOWSKI John A. Piontkowski	Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary (Principal Financial Officer and Principal Accounting Officer)	December 20, 2002
/s/ DALE KUTNICK Dale Kutnick	Chairman and Co-Research Director	December 20, 2002

4

/s/ GAYL W. DOSTER Gayl W. Doster	Director	December 20, 2002
/s/ FRANCIS J. SALDUTTI Francis J. Saldutti	Director	December 20, 2002
/s/ HARRY S. GRUNER Harry S. Gruner	Director	December 20, 2002
/s/ MICHAEL SIMMONS Michael Simmons	Director	December 20, 2002
/s/ GEORGE C. MCNAMEE George C. McNamee	Director	December 20, 2002
/s/ HOWARD RUBIN Howard Rubin	Director	December 20, 2002

5

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
4.1	Second Amended and Restated 1995 Stock Plan (1)
4.2	Amended and Restated 1995 Non-Employee Director Stock Option Plan (2)
4.3	Second Amended and Restated 1995 Employee Stock Purchase Plan (2)
5.1	Opinion of Testa, Hurwitz & Thibeault, LLP (Filed herewith)
23.1	Consent of Testa, Hurwitz & Thibeault, LLP (Contained in Exhibit 5.1)
23.2	Consent of Deloitte & Touche LLP (Filed herewith)
24.1	Power of Attorney (included as part of the signature page to this Registration Statement)

(1)
Incorporated by reference to the exhibits to the Company's Tender Offer Statement on Schedule TO filed on September 19, 2001 (File No. 005-46191).

(2)
Incorporated by reference to the exhibits to the Company's Annual Report on Form 10-K filed on April 1, 2002 (File No. 0-27280).

QuickLinks

PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX